Annual Report

Cover Page

Name of issuer:

MySwimPro, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 3/23/2015

Physical address of issuer:

301 East Liberty
Suite 701
Ann Arbor MI 48104

Website of issuer:

http://myswimpro.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$271,664.10	$198,958.00
Cash & Cash Equivalents:	$168,865.00	$168,865.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$180,530.00	$180,530.00
Revenues/Sales:	$437,760.39	$84,230.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$481.00	$0.00
Net Income:	$26,725.60	($62,571.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MySwimPro, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Fares Ksebati	CEO	My Swim Pro	2015
Michael Allon	Cofounder	My Swim Pro	2015
Adam Oxner	Co Founder	My Swim Pro	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Fares Ksebati	CEO	2015
Fares Ksebati	President	2015
Fares Ksebati	Treasurer	2015
Michael Allon	Co-Founder	2015
Michael Allon	Android Lead	2015
Adam Oxner	Co-Founder	2015
Adam Oxner	iOS Lead	2015
Adam Oxner	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Fares Ksebati	555000.0 Common Stock	54.8
Michael Allon	240000.0 Common Stock	23.7

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The addressable market size of 26.3 million swimmers may not provide a large enough paying pool to create a viable long-term business.

MySwimPro's business model is partially dependent on third party mobile distribution partners including Google and Apple. Should an event cause them to remove us from the app store our ability to grow would be significantly delayed.

MySwimPro's technology infrastructure is dependent on third party software services including: Amazon Web Services, Android SDK, iOS SDK, MongoDB, Wordpress, GitHub, Fabric Crashlytics.

MySwimPro's internal communication depends on third party tools including: Trello, Slack, SendGrid, Google Apps.

MySwimPro uses third party social media platforms to increase exposure and brand awareness including: Facebook, Twitter, Instagram, YouTube, Snapchat, Google Plus, LinkedIn.

The development of new features is a complex and time-consuming process that may not be completed within the expected roadmap.

Investors will not see a return on the company until acquired, IPO, or becomes profitable to start paying dividends to shareholders. None of those events are guaranteed to happen. Also, that dividends will only be paid if and when declared by the Board.

MySwimPro's access to future capital is limited and may hinder future growth opportunities through external funding.

MySwimPro's founders may not be able to work on the venture full-time in the event of health, family, or other extenuating circumstances thus slowing the company's progress and potential downturn.

MySwimPro's potential partner ecosystem is small with only a few opportunities for potential partnership, thus increasing the risk of a competitor capturing those opportunities and leaving MySwimPro with limited options.

MySwimPro holds no intellectual property on the content or features of software making it easier for a competitor to enter the market and capture market share.

MySwimPro is a first mover in a new market, thus enabling future, better funded competition to enter and copy product concepts, marketing initiatives and branding.

Costs of cloud infrastructure and other third party software services could increase at an unexpected rate and make operating the business become unsustainable.

MySwimPro has signed a side letter (available for viewing in the Appendix) associated only with Invest Detroit Venture's investment that requires 51% of the company's employees to be employed in the state of Michigan.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	5,000,000	1,012,500	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

None.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	4(a)(2)	SAFE	$50,000	General operations
8/2017	Regulation Crowdfunding	SAFE	$130,530	General operations
4/2019	Regulation Crowdfunding	SAFE	$346,981	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

MySwimPro delivers an incredible training experience for swimmers through personalized swim workouts, weekly training plans, instructional video content, and detailed analytics. Swimmers from over 180+ countries are training with guided MySwimPro workouts on their phones and smartwatches – "it's like a swim coach on your wrist." Our entire team loves to swim, and we couldn't be more excited to continue building the #1 app for swimmers.

We're on a mission to help swimmers train smarter and reach their goals. Swimming is one of the fastest growing sports in the world, but it's difficult and expensive to get personal training. More than 90% of swimmers train by themselves, with no access to professional coaching. MySwimPro changes that. We are democratizing the sport of swimming by helping swimmers and triathletes achieve their goals in a way that's never been possible before.

Milestones

MySwimPro, Inc. was incorporated in the State of Delaware in March 2015.

Since then, we have:

- 500,000+ registered swimmers in 180+ countries.

- Winner of 2016 Apple Watch App of the Year.

- Partnerships with STRAVA, Fitbit, CASIO, Global Swim Series, & Canada Masters Swimming.

Historical Results of Operations

- *Revenue.* For the period ended December 31, 2018, the Company had revenues of $437,760.39 compared to the year ended December 31, 2017, when the Company had revenues of $84,230

- *Assets.* As of December 31, 2018, the Company had total assets of $271,664.10, including $168,865 in cash. As of December 31, 2017, the Company had $198,958 in total assets, including $168,865 in cash.

- *Net Income.* The Company has had net income of $26,725.60 and net losses of $62,571 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $180,530 for the fiscal year ended December 31, 2018 and $180,530 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $180,530 in SAFEs.

After the conclusion of this 2019 Offering, should we hit our minimum funding target, our projected runway is 36 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

MySwimPro, Inc. cash in hand is $512,000, as of April 2019. Over the last three months, revenues have averaged $65,000/month, and operational expenses have averaged $62,000/month, for an average net margin of $3,000 per month. Our intent is to finish 2019 profitable.

MySwimPro increased the total number of subscribers by 400% thus increasing monthly revenue to nearly $70k in 2018. This increased revenue was met by an increase in burn rate; however, the Company maintained an about break-even profitability.

Revenue growth is anticipated to be 8% month over month as has averaged 11% in the last 24 months. Outside of the equity crowdfunding campaign in 2017, the initial investment from the University of Michigan and our paying subscribers there is no additional funding for the company.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://myswimpro.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

Financials 1
Financials 2
Financials 3
Financials 4
Financials 5

Appendix D: Director & Officer Work History

Adam Oxner
Fares Ksebati
Michael Allon

Appendix E: Supporting Documents

Letter_Agreement-__First_Capital_Fund-MySwimPro___MySwimPro_Signed_.pdf



MYSWIMPRO

2018 Report

Dear investors,

Our business grew substantially in 2018. We increased our paying subscriber count by over 400% to finish the year profitably and highly capital efficient. We launched new apps including the Garmin Connect IQ app and Tri Tracker for Apple Watch. Our company successfully secured partnerships with some of the largest brands and organizations in the world including CASIO, The Global Swim Series, Masters Swimming Canada and Strava. We are excited by the future outlook of our company to enter new markets and expand our team. There are a number of third party wearable platforms and websites we'd like to partner with and intend to do so in the coming year. Our team will grow along with our product portfolio and we thank you for your continued support and joining us in our journey of helping people around the world lead happier and healthier lives.

We need your help!

MySwimPro is growing and creating impact around the world. We're at a critical stage of growth and have the opportunity to amplify our mission to empower aquatic prowess around the world with a global audience and investor network. We ask all our supporters and investors to share the vision of MySwimPro in your local community and online. Even if you're not a swimmer engaging with our investor reports, team members and content online can help amplify our impact.

Sincerely,

Fares Ksebati
CEO and Co-Founder

Adam Oxner
CTO and Co-Founder

Michael Allon
Android Lead and Co-Founder

Our Mission

We're on a mission to help swimmers train smarter and reach their goals. Swimming is one of the fastest growing sports in the world, but it's difficult and expensive to get personal training. More than 90% of swimmers train by themselves, with no access to professional coaching. MySwimPro changes that. We are democratizing the sport of swimming by helping swimmers and triathletes achieve their goals in a way that's never been possible before.

See our full profile

How did we do this year?

Report Card

B+

The Good

We successfully grew our paying subscriber count positioning the company to finish the year profitably and highly capital efficient.

MySwimPro secured global partners including: CASIO, the Global Swim Series, Masters Swimming Canada and Strava.

We successfully launched a multiple new apps including the Garmin Connect IQ application and Tri Tracker for Apple Watch.

The Bad

We have a big opportunity to improve the personalization of our training platform. There are a number of areas we can improve this.

There are many wearable and third party software partners we'd like to work with and were not able to integrate with.

There are a number of openings on our team that are open that we were not able to fill before the end of the year.

2018 At a Glance

January 1 to December 31


$$$$

$437,760 +420%
Revenue



$26,726
Net Profit


IOU!

$0
Short Term Debt



$0
Raised in 2017



$512,000
Cash on Hand
As of 04/15/19

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

MySwimPro delivers an incredible training experience for swimmers through personalized swim workouts, weekly training plans, instructional video content, and detailed analytics. Swimmers from over 180+ countries are training with guided MySwimPro workouts on their phones and smartwatches – "it's like a swim coach on your wrist." Our entire team loves to swim, and we couldn't be more excited to continue building the #1 app for swimmers.

We're on a mission to help swimmers train smarter and reach their goals. Swimming is one of the fastest growing sports in the world, but it's difficult and expensive to get personal training. More than 90% of swimmers train by themselves, with no access to professional coaching. MySwimPro changes that. We are democratizing the sport of swimming by helping swimmers and triathletes achieve their goals in a way that's never been possible before.

Milestones

MySwimPro, Inc. was incorporated in the State of Delaware in March 2015.

Since then, we have:

- 500,000+ registered swimmers in 180+ countries.

- Winner of 2016 Apple Watch App of the Year.

- Partnerships with STRAVA, Fitbit, CASIO, Global Swim Series, & Canada Masters Swimming.

Historical Results of Operations

- *Revenue*. For the period ended December 31, 2018, the Company had revenues of $437,760.39 compared to the year ended December 31, 2017, when the Company had revenues of $84,230

- *Assets.* As of December 31, 2018, the Company had total assets of $271,664.10, including $168,865 in cash. As of December 31, 2017, the Company had $198,958 in total assets, including $168,865 in cash.

- *Net Income.* The Company has had net income of $26,725.60 and net losses of $62,571 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $180,530 for the fiscal year ended December 31, 2018 and $180,530 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $180,530 in SAFEs.

After the conclusion of this 2019 Offering, should we hit our minimum funding target, our projected runway is 36 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

MySwimPro, Inc. cash in hand is $512,000, as of April 2019. Over the last three months, revenues have averaged $65,000/month, and operational expenses have averaged $62,000/month, for an average net margin of $3,000 per month. Our intent is to finish 2019 profitable.

MySwimPro increased the total number of subscribers by 400% thus increasing monthly revenue to nearly $70k in 2018. This increased revenue was met by an increase in burn rate; however, the Company maintained an about break-even profitability.

Revenue growth is anticipated to be 8% month over month as has averaged 11% in the last 24 months. Outside of the equity crowdfunding campaign in 2017, the initial investment from the University of Michigan and our paying subscribers there is no additional funding for the company.

Net Margin: 6%

Gross Margin: 100%

Return on Assets: 10%

Earnings per Share: $26,725.60

Revenue per Employee: $87,552

Cash to Assets: 62%

Revenue to Receivables: ~

Debt Ratio: 66%

MySwimPro-IncomeStatement-ProfitandLoss-Year__1_.pdf

MySwimPro-BalanceSheet-12.31.2018__1_.pdf

MySwimPro-IncomeStatement-ProfitandLoss-Monthly__1_.pdf

MySwimPro__Inc._Financial_Statements-_Reviewed-3-22-2017.pdf

MySwimPro__Inc._12-31-17_FS.PDF

We ❤ Our 335 Investors

Thank You For Believing In Us

Martin Dober
Fares Ksebati
Andrew Douglas Vander...
Maria Aryee
Harshad Joshi
Evan Rowan
Lance SCADDEN
Richard Galarza
Craig Vom Lehn
Francisco Miguel Triguei...
Nathan Schweizer
Amanda Becker
Bryan Haas
William Brunner
Jack Nelson
Haolin Sung
Martin Dober
Scott Gareiss
Lance SCADDEN
Fares Ksebati
David Silva Smith
Andreas Schoenherr
Jennifer Bisignano
Haolin Sung
Boudewijn Berendsen
Tyler Sakosits
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Isaac Gilman
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Carolyn J. Doyle
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Dzu Do
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Ziad Fares
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David Pauwels
David O'Hern
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Thomas J. Schwartzenbe...
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Jose Daniel Gonzalez Do...
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Dr Karim Jundi
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Marc Forrest
Daifulla Said
James F Dagley
Jeevan Pendli
Shane Trexler
Labous Francois-Rene
Peter Kirsch
Holden Bank
Cason Thorsby
Joseph Hanecak
Jake Wasserman
Mohamed Salamey
Michael Skaff
Madhusoodan Kandi
Christine Smith

Thank You!

From the MySwimPro Team



Fares Ksebati
CEO and Co-Founder



Adam Oxner
CTO and Co-Founder



Michael Allon
Android Lead and Co-Founder



Paige Walters

Marketing Director

Played water polo at Arizona State University and focusing on growing the MySwimPro brand.



Benjamin Hendricks

Software Engineer

Software engineer with focus on iOS projects, Deploys apps to the web and iOS app store



Peter Vanderkaay

Advisor

3x Olympic Swimmer, 4x Olympic Medalist, and Co-Captain of the U.S. Olympic Swim Team



Todd Sullivan

Advisor

20+ years building and advising profitable growth in e-commerce, sports-tech, marketplace business



Mitch Thrower

Advisor

Founder & Chairman of Events.com, Triathlete Magazine, 22x Ironman, Chairman of La Jolla Foundation

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Fares Ksebati	CEO @ My Swim Pro	2015
Michael Allon	Cofounder @ My Swim Pro	2015
Adam Oxner	Co Founder @ My Swim Pro	2015

Officers

OFFICER	TITLE	JOINED
Fares Ksebati	CEO, President, Treasurer	2015
Michael Allon	Co-Founder, Android Lead	2015
Adam Oxner	Co-Founder, iOS Lead, Secretary	2015

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Fares Ksebati	555,000 Common Stock	54.8%
Michael Allon	240,000 Common Stock	23.7%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
09/2016	$50,000	Safe	4(a)(2)
08/2017	$130,530	Safe	Regulation Crowdfunding

The use of proceeds is to fund general operations.

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	5,000,000	1,012,500	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

MySwimPro's technology infrastructure is dependent on third party software services including: Amazon Web Services, Android SDK, iOS SDK, MongoDB, Wordpress, GitHub, Fabric Crashlytics.

MySwimPro's internal communication depends on third party tools including: Trello, Slack, SendGrid, Google Apps.

MySwimPro holds no intellectual property on the content or features of software making it easier for a competitor to enter the market and capture market share.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The addressable market size of 26.3 million swimmers may not provide a large enough paying pool to create a viable long-term business.

Investors will not see a return on the company until acquired, IPO, or becomes profitable to start paying dividends to shareholders. None of those events are guaranteed to happen. Also, that dividends will only be paid if and when declared by the Board.

MySwimPro's access to future capital is limited and may hinder future growth opportunities through external funding.

MySwimPro uses third party social media platforms to increase exposure and brand awareness including: Facebook, Twitter, Instagram, YouTube, Snapchat, Google Plus, LinkedIn.

MySwimPro has signed a side letter (available for viewing in the Appendix) associated only with Invest Detroit Venture's investment that requires 51% of the company's employees to be employed in the state of Michigan.

MySwimPro's business model is partially dependent on third party mobile distribution partners including Google and Apple. Should an event cause them to remove us from the app store our ability to grow would be significantly delayed.

MySwimPro is a first mover in a new market, thus enabling future, better funded competition to enter and copy product concepts, marketing initiatives and branding.

Costs of cloud infrastructure and other third party software services could increase at an unexpected rate and make operating the business become unsustainable.

The development of new features is a complex and time-consuming process that may not be completed within the expected roadmap.

MySwimPro's founders may not be able to work on the venture full-time in the event of health, family, or other extenuating circumstances thus slowing the company's progress and potential downturn.

MySwimPro's potential partner ecosystem is small with only a few opportunities for potential partnership, thus increasing the risk of a competitor capturing those opportunities and leaving MySwimPro with limited options.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor®;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;

- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

MySwimPro, Inc.

- Delaware Corporation
- Organized March 2015
- 5 employees

301 East Liberty
Suite 701
Ann Arbor MI 48104

http://myswimpro.com

Business Description

Refer to the MySwimPro profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

MySwimPro is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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